Exhibit 99.1
Twilio Announces Second Quarter 2024 Results

•Revenue of $1.08 billion, up 4% reported and 7% organic year-over-year
•GAAP Loss from Operations of $19 million, a $123 million improvement year-over-year
•Non-GAAP Income from Operations of $175 million; raised full year guidance to $650 to $675 million
SAN FRANCISCO--(BUSINESS WIRE)--August 1, 2024--Twilio (NYSE: TWLO), the customer engagement platform that drives real-time, personalized experiences for today’s leading brands, reported financial results for its second quarter ended June 30, 2024.
“We are running the business with increased rigor and discipline, as evidenced by a record quarter of revenue and non-GAAP income from operations, as well as another quarter of strong cash generation,” said Khozema Shipchandler, CEO of Twilio. “By combining our leading communications capabilities, our rich and contextual data, and the power of AI, we are uniquely positioned to unlock smarter and more personalized interactions for brands that drive more revenue for them at a lower cost.”

Second Quarter 2024 Financial Highlights

•Total revenue of $1.08 billion, up 4% year-over-year. Communications revenue of $1.01 billion, up 4% year-over-year. Segment revenue of $75.2 million, up 3% year-over-year.

•Total organic revenue growth of 7% year-over-year. Communications organic revenue growth of 7% year-over-year.

•GAAP loss from operations of $19.0 million, compared with GAAP loss from operations of $141.8 million for the second quarter of 2023.

•Non-GAAP income from operations of $175.3 million, compared with non-GAAP income from operations of $120.1 million for the second quarter of 2023.

•GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.19 based on 170.2 million weighted average shares outstanding, compared with GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.91 based on 183.5 million weighted average shares outstanding in the second quarter of 2023.

•Non-GAAP net income per share attributable to common stockholders, diluted, of $0.87 based on 172.1 million non-GAAP weighted average diluted shares outstanding, compared with non-GAAP net income per share attributable to common stockholders, diluted, of $0.54 based on 185.6 million non-GAAP weighted average diluted shares outstanding in the second quarter of 2023.

•Net cash provided by operating activities of $213.3 million and free cash flow of $197.6 million. Net cash provided by operating activities of $83.6 million and free cash flow of $71.9 million for the second quarter of 2023.

Key Metrics

•More than 316,000 Active Customer Accounts as of June 30, 2024, compared to more than 304,000 Active Customer Accounts as of June 30, 2023.

•Dollar-Based Net Expansion Rate of 102% for the second quarter of 2024 compared to Dollar-Based Net Expansion Rate of 103% for the second quarter of 2023.

•5,507 employees as of June 30, 2024.

Dollars in millions, except per share amounts	Q2 2024 Results
Revenue	$1,083
Y/Y Revenue Growth	4%
Y/Y Organic Revenue Growth	7%

	Amount	Margin
GAAP loss from operations	$(19)	(1.8)%
Non-GAAP income from operations	$175	16.2%
Cash provided by operating activities	$213	20%
Free cash flow	$198	18%
GAAP net loss attributable to common stockholders	$(32)
Non-GAAP net income attributable to common stockholders	$150
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.19)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.87

Share Repurchase Program

In February 2023, Twilio’s Board of Directors authorized a share repurchase program pursuant to which Twilio may repurchase up to $1.0 billion of its outstanding Class A common stock. Subsequently, in March 2024, Twilio’s Board of Directors authorized an additional $2.0 billion of share repurchases. To date, Twilio has completed over $2.2 billion of aggregate repurchases and is targeting to complete the remaining $0.8 billion of repurchases before the end of 2024.

Outlook

Twilio is initiating guidance for the third quarter ending September 30, 2024 and raising its non-GAAP income from operations range for fiscal year 2024 to $650 - $675 million, up from $585 - $635 million previously. Twilio also expects its full year 2024 free cash flow to be in line with its full year 2024 non-GAAP income from operations. Lastly, Twilio is narrowing its full year 2024 organic revenue growth guidance to 6% - 7%, compared with 5% - 10% previously.

Dollars in millions, except per share amounts	Q3 2024 Guidance
Revenue	$1,085 - $1,095
Y/Y Revenue Growth and Organic Revenue Growth (1)	5% - 6%
Non-GAAP income from operations	$160 - $170
Non-GAAP diluted earnings per share (2)	$0.81 - $0.86
Non-GAAP weighted average diluted shares outstanding	160

Dollars in millions	2024 Full Year Guidance
Organic Revenue Growth	6% - 7%
Non-GAAP income from operations	$650 - $675

(1) As a full year has elapsed since Twilio’s 2023 divestitures, starting in the third quarter of 2024, reported and organic revenue growth rates will be equivalent.
(2) Non-GAAP diluted earnings per share guidance assumes no impact from volatility of foreign exchange rates.

Conference Call Information
Twilio is hosting a Q&A conference call today, August 1, 2024, to discuss its second quarter 2024 financial results. The conference call will begin at 2:00 p.m. (PT) / 5:00 p.m. (ET), and investors and analysts should register for the webcast in advance by visiting https://edge.media-server.com/mmc/p/oaqrjgio. The live webcast of the conference call, as well as a replay and transcript, and Twilio’s supplemental earnings presentation, will be available on the investor relations website at https://investors.twilio.com.
Twilio uses its investor relations website and its X (formerly Twitter) feed (@twilio), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Twilio Inc.
Today’s leading companies trust Twilio’s Customer Engagement Platform (CEP) to build direct, personalized relationships with their customers everywhere in the world. Twilio enables companies to use communications and data to add intelligence and security to every step of the customer journey, from sales to marketing to growth, customer service and many more engagement use cases in a flexible, programmatic way. Across 180 countries and territories, millions of developers and hundreds of thousands of businesses use Twilio to create magical experiences for their customers. For more information about Twilio (NYSE: TWLO) visit www.twilio.com.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release and the accompanying conference call include, but are not limited to, statements about: our future financial performance, including our expected financial results and our guidance; our expectations regarding profitability, including when we will become profitable on GAAP and non-GAAP bases; our anticipated strategies and business plans; our expectations regarding our relationships with ISVs, partners and resellers, and our self-service and cross-sell efforts, and our ability to expand into new markets, larger deal sizes and more multi-year deals; our ability to execute on our announced plans and targets for Segment following our operational review; our ability to create synergies with our Communications and Segment products; the ongoing effects of our previous workforce reductions and other cost-saving measures; our expectations regarding compensation programs; our expectations regarding levels of stock-based compensation; the reorganization of our business and the shift in our segment reporting structure; our expectations regarding our sales pipeline, the benefits to us of recently signed deals, new product releases, increased investment and go-to-market focus to capture market share, our revenue growth, profit potential and anticipated cash flows, and our strategy for streamlining the customer experience; our ability to develop products related to generative artificial intelligence and machine learning, including CustomerAI and its use cases; our ability to deliver on our product roadmap and our focus on innovation; our expectations regarding share repurchases; and our expectations regarding the impact of macroeconomic and industry conditions, the impact of such conditions on our customers, and our ability to operate in such conditions. You should not rely upon forward-looking statements as predictions of future events.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: our ability to successfully implement our cost-saving initiatives and to capture expected efficiencies; our ability to realize the anticipated benefits of changes to our operating model and organizational structure; the impact of macroeconomic uncertainties and market volatility; our financial performance, including expectations regarding our results of operations and the assumptions underlying such expectations, and ability to achieve and sustain profitability; our ability to attract and retain customers; our ability to compete effectively in an intensely competitive market; our ability to comply with modified or new industry standards, laws and regulations applying to our business, and increased costs associated with regulatory compliance; our ability to manage changes in network service provider fees and optimize our network service provider coverage and connectivity; our ability to form and expand partnerships; and our ability to successfully enter into new markets and manage our international expansion.

The forward-looking statements contained in this press release and the accompanying conference call are also subject to additional risks, uncertainties, and factors, including those more fully described in our most recent filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should any of these risks materialize, or should our assumptions prove to be incorrect, actual financial results could differ materially from our projections or those implied by these forward-looking statements. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that we make with the Securities and Exchange Commission from time to time. Moreover, we operate in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release and the accompanying conference call.
Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. We undertake no obligation to update any forward-looking statements made in this press release or the accompanying conference call to reflect events or circumstances occurring after this press release or accompanying conference call, as applicable, or to reflect new information or the occurrence of unanticipated events, except as required by law.
Non-GAAP Financial Measures
In addition to financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying conference call include certain non-GAAP financial measures, including those listed below. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures may be helpful to investors because they provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of results of operations and assist in comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. We believe organic revenue, organic revenue growth, Communications organic revenue and Communications organic revenue growth are useful in understanding the ongoing results of our operations on a consolidated basis and at the segment level. We believe free cash flow and free cash flow margin provide useful supplemental information to help investors understand underlying trends in our business and our liquidity.

These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered substitutes for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation of these measures to the most directly comparable GAAP measures is included at the end of this press release. We have not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP measures presented in this press release and the accompanying conference call, or a GAAP reconciliation, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.

Non‑GAAP Gross Profit and Non‑GAAP Gross Margin. For the periods presented, we define non‑GAAP gross profit and non‑GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles and payroll taxes related to stock-based compensation. Segment-level non‑GAAP gross profit and non‑GAAP gross margin are calculated using the same methodology, but using (and excluding, as applicable) only revenue and expenses attributable to the applicable segment.

Non-GAAP Gross Profit Growth. For the periods presented, we calculate non-GAAP gross profit growth by dividing (i) non-GAAP gross profit for the period presented less non-GAAP gross profit in the comparative period by (ii) non-GAAP gross profit in the comparative period.

Non‑GAAP Operating Expenses. For the periods presented, we define non‑GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on net assets divested, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets.

Non‑GAAP Income (Loss) from Operations and Non‑GAAP Operating Margin. For the periods presented, we define non‑GAAP income (loss) from operations and non‑GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on net assets divested, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets. Segment-level non‑GAAP income (loss) from operations and non‑GAAP operating margin are calculated using the same methodology, but using (and excluding, as applicable) only revenue and expenses attributable to the applicable segment.

Non‑GAAP Net Income (Loss) Attributable to Common Stockholders and Non‑GAAP Net Income (Loss) Per Share Attributable to Common Stockholders. For the periods presented, we define non-GAAP net income (loss) attributable to common stockholders and non‑GAAP net income (loss) per share attributable to common stockholders, diluted (which we refer to as “non-GAAP diluted earnings per share”) as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude share-based compensation, amortization of acquired intangibles, loss on net assets divested, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, amortization of debt discount and issuance costs, income tax benefit related to acquisitions, charitable contributions, share of losses from equity method investment, restructuring costs, impairment of long-lived assets and gains on or impairment of strategic investments.

Organic Revenue. For the periods presented, we define organic revenue as GAAP revenue, excluding (i) revenue from each acquired business and revenue from application-to-person (“A2P”) 10DLC fees imposed by major U.S. carriers on our core messaging business, in each case until the beginning of the first full quarter following the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged and (ii) revenue from each divested business beginning in the quarter of the closing date of such divestiture; provided that (a) if an acquisition closes or such fees are initially charged on the first day of a quarter, such revenue will be included in organic revenue beginning on the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged, and (b) if a divestiture closes on the last day of a quarter, such revenue will be included in organic revenue for that quarter. A2P 10DLC fees are fees imposed by U.S. mobile carriers for A2P SMS messages delivered to its subscribers, and we pass these fees to our messaging customers at cost.

Organic Revenue Growth. For the periods presented, we calculate organic revenue growth by dividing (i) organic revenue for the period presented less organic revenue in the comparative period by (ii) organic revenue in the comparative period. If revenue from certain acquisitions, divestitures or A2P 10DLC fees is included or excluded in organic revenue in the period presented, then revenue from the same acquisitions, divestitures and A2P 10DLC fees is included or excluded in organic revenue in the comparative period for purposes of the denominator in the organic revenue growth calculation. As a result, the denominator used in this calculation will not always equal the organic revenue reported for the comparative period. Organic revenue growth excluding crypto and Zipwhip software customers is calculated using the same methodology, but excluding revenue attributable to customers that operate in the cryptocurrency space and customers of our Zipwhip software business in each respective period. Communications organic revenue growth is calculated using the same methodology, but using (and excluding, as applicable) only revenue attributable to the Communications segment.

Free Cash Flow and Free Cash Flow Margin. For the periods presented, we define free cash flow and free cash flow margin as net cash provided by (used in) operating activities and operating cash flow margin, respectively, excluding capitalized software development costs and purchases of long-lived and intangible assets.

Operating Metrics
We review a number of operational and financial metrics, including Active Customer Accounts and Dollar-Based Net Expansion Rate, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. These metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, these metrics may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology. The numbers that we use to calculate Active Customer Accounts and Dollar-Based Net Expansion Rate are based on internal data. While these numbers are based on what we believe to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. If investors or analysts do not perceive our metrics to be accurate representations of our business, or if we discover material inaccuracies in our metrics, our reputation, business, results of operations, and financial condition would be harmed.

Active Customer Accounts. We define an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $5 of revenue in the last month of the period. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account. Active Customer Accounts excludes customer accounts from Zipwhip, Inc. (“Zipwhip”). Communications Active Customer Accounts and Segment Active Customer Accounts are calculated using the same methodology, but using only revenue recognized from accounts in the respective segment. The number of consolidated and Communications Active Customer Accounts is rounded down to the nearest thousand. The number of Segment Active Customer Accounts is rounded down to the nearest hundred.
Our business and customer relationships have grown since we began reporting the number of Active Customer Accounts using the above definition, which is anchored to a minimum $5 monthly revenue figure. We have a large number of Active Customer Accounts with relatively low individual spend that in the aggregate do not drive a significant portion of our revenue. Due to this dynamic, we believe that the number of Active Customer Accounts, as currently defined, is less informative now as an indicator of the growth of our business and future revenue trends than it has been in prior periods.

Dollar-Based Net Expansion Rate. Our Dollar-Based Net Expansion Rate compares the total revenue from all Active Customer Accounts and customer accounts from Zipwhip in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, we first identify the cohort of Active Customer Accounts and customer accounts from Zipwhip that were Active Customer Accounts or customer accounts from Zipwhip in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate Dollar-Based Net Expansion Rate for periods longer than one quarter, we use the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such periods. Revenue from acquisitions does not impact the Dollar-Based Net Expansion Rate calculation until the quarter following the one-year anniversary of the applicable acquisition, unless the acquisition closing date is the first day of a quarter. As a result, for the quarter ended June 30, 2024, our Dollar-Based Net Expansion Rate excludes the contributions from any acquisitions made after April 1, 2023. Revenue from divestitures does not impact the Dollar-Based Net Expansion Rate calculation beginning in the quarter the divestiture closed, unless the divestiture closing date is the last day of a quarter. As a result, for the quarter ended June 30, 2024, our Dollar-Based Net Expansion Rate excludes the contributions from any divestitures made after June 30, 2023. Communications Dollar-Based Net Expansion Rate and Segment Dollar-Based Net Expansion Rate are calculated using the same methodology, but using only revenue attributable to the respective segment and Active Customer Accounts and customer accounts from Zipwhip for that respective segment. Dollar-Based Net Expansion Rate excluding crypto and Zipwhip software customers is calculated using the same methodology described above, but excluding revenue attributable to customers that operate in the cryptocurrency space and customers of our Zipwhip software business in each respective period. Revenue from customer accounts from Zipwhip, which we acquired on July 14, 2021, has been included in our Dollar-Based Net Expansion Rate beginning in the quarter ended December 31, 2022.

We believe that measuring Dollar-Based Net Expansion Rate, on an aggregate basis and at the segment level, provides an important indication of the performance of our efforts to increase revenue from existing customers. Our ability to drive growth and generate incremental revenue depends, in part, on our ability to maintain and grow our relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which we have historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts. Our Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Our Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when we lower usage prices on a product. As our customers grow their businesses and extend the use of our platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, when we identify a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric.
Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2024	2023
Revenue	$1,082,502	$1,037,761
Cost of revenue	526,657	532,006
Gross profit	555,845	505,755
Operating expenses:
Research and development	243,652	226,896
Sales and marketing	217,556	261,600
General and administrative	113,984	134,852
Restructuring costs	(310)	14,902
Impairment of long-lived assets	—	9,332
Total operating expenses	574,882	647,582
Loss from operations	(19,037)	(141,827)
Other expenses, net:
Share of losses from equity method investment	(23,940)	(32,361)
Impairment of strategic investments	(667)	—
Other income, net	17,401	8,745
Total other expenses, net	(7,206)	(23,616)
Loss before provision for income taxes	(26,243)	(165,443)
Provision for income taxes	(5,615)	(744)
Net loss attributable to common stockholders	$(31,858)	$(166,187)
Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.91)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	170,222,104	183,490,982

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of June 30,	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$755,065	$655,931
Short-term marketable securities	2,361,063	3,356,064
Accounts receivable, net	537,313	562,773
Prepaid expenses and other current assets	310,260	329,204
Total current assets	3,963,701	4,903,972
Property and equipment, net	198,562	209,639
Operating right-of-use assets	63,898	73,959
Equity method investment	541,120	593,582
Intangible assets, net	293,328	350,490
Goodwill	5,243,266	5,243,266
Other long-term assets	203,777	234,799
Total assets	$10,507,652	$11,609,707

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,831	$119,615
Accrued expenses and other current liabilities	467,472	424,311
Deferred revenue and customer deposits	138,745	144,499
Operating lease liability, current	43,451	49,872
Total current liabilities	711,499	738,297
Operating lease liability, noncurrent	102,562	120,770
Finance lease liability, noncurrent	4,964	9,191
Long-term debt, net	989,762	988,953
Other long-term liabilities	19,392	19,944
Total liabilities	1,828,179	1,877,155
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	164	182
Additional paid-in capital	15,136,786	14,797,723
Accumulated other comprehensive (loss) income	(10,671)	619
Accumulated deficit	(6,446,806)	(5,065,972)
Total stockholders’ equity	8,679,473	9,732,552
Total liabilities and stockholders’ equity	$10,507,652	$11,609,707

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(87,207)	$(508,326)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	105,383	146,388
Non-cash reduction to the right-of-use asset	10,064	16,074
Net amortization of investment premium and discount	(12,572)	5,392
Impairment of long-lived assets	—	31,116
Stock-based compensation including restructuring	306,263	323,893
Amortization of deferred commissions	37,788	36,067
Provision for doubtful accounts	14,365	21,864
Share of losses from equity method investment	53,515	62,780
Impairment of strategic investments	667	46,154
Loss on net assets divested	—	32,277
Other adjustments	7,924	13,275
Changes in operating assets and liabilities:
Accounts receivable	11,094	(92,130)
Prepaid expenses and other current assets	19,752	(45,116)
Other long-term assets	2,396	(19,180)
Accounts payable	(59,027)	(13,582)
Accrued expenses and other current liabilities	23,655	(44,365)
Deferred revenue and customer deposits	(5,755)	306
Operating lease liabilities	(24,177)	(27,864)
Other long-term liabilities	(662)	757
Net cash provided by (used in) operating activities	403,466	(14,220)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired and payments related to prior period acquisitions	—	(170)
Purchases of marketable securities and other investments	(589,995)	(511,734)
Proceeds from sales and maturities of marketable securities	1,592,970	1,050,010
Capitalized software development costs	(25,835)	(20,075)
Purchases of long-lived and intangible assets	(2,756)	(8,254)
Net cash provided by investing activities	974,384	509,777
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt and finance leases	(7,060)	(9,804)
Value of equity awards withheld for tax liabilities	(1,963)	(2,509)
Repurchases of shares of Class A common stock and related costs	(1,273,699)	(485,121)
Proceeds from exercises of stock options and shares of Class A common stock issued under ESPP	21,700	28,078
Net cash used in financing activities	(1,261,022)	(469,356)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	108
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH, including cash classified as held for sale	116,828	26,309
CASH, CASH EQUIVALENTS AND RESTRICTED CASH CLASSIFIED AS HELD FOR SALE	—	(7,306)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	116,828	19,003
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	655,931	656,078
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$772,759	$675,081

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended June 30,
	2024	2023
GAAP gross profit	$555,845	$505,755
GAAP gross margin	51.3%	48.7%
Non-GAAP adjustments:
Stock-based compensation	5,503	6,334
Amortization of acquired intangibles	15,682	29,669
Payroll taxes related to stock-based compensation	283	123
Non-GAAP gross profit	$577,313	$541,881
Non-GAAP gross margin	53.3%	52.2%

GAAP research and development	$243,652	$226,896
Non-GAAP adjustments:
Stock-based compensation	(80,790)	(74,576)
Amortization of acquired intangibles	(747)	(420)
Payroll taxes related to stock-based compensation	(2,130)	(1,295)
Non-GAAP research and development	$159,985	$150,605
Non-GAAP research and development as % of revenue	14.8%	14.5%

GAAP sales and marketing	$217,556	$261,600
Non-GAAP adjustments:
Stock-based compensation	(33,449)	(42,869)
Amortization of acquired intangibles	(11,755)	(20,101)
Acquisition and divestiture related expenses	—	(33)
Payroll taxes related to stock-based compensation	(674)	(476)
Non-GAAP sales and marketing	$171,678	$198,121
Non-GAAP sales and marketing as % of revenue	15.9%	19.1%

GAAP general and administrative	$113,984	$134,852
Non-GAAP adjustments:
Stock-based compensation	(27,915)	(29,019)
Acquisition and divestiture related expenses	—	(3,064)
Loss on net assets held for sale	—	(28,453)
Payroll taxes related to stock-based compensation	(423)	(261)
Charitable contributions	(15,315)	(1,047)
Non-GAAP general and administrative	$70,331	$73,008
Non-GAAP general and administrative as % of revenue	6.5%	7.0%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended June 30,
	2024	2023
GAAP loss from operations	$(19,037)	$(141,827)
GAAP operating margin	(1.8)%	(13.7)%
Non-GAAP adjustments:
Stock-based compensation	147,657	152,798
Amortization of acquired intangibles	28,184	50,190
Acquisition and divestiture related expenses	—	3,097
Loss on net assets held for sale	—	28,453
Payroll taxes related to stock-based compensation	3,510	2,155
Charitable contributions	15,315	1,047
Restructuring costs	(310)	14,902
Impairment of long-lived assets	—	9,332
Non-GAAP income from operations	$175,319	$120,147
Non-GAAP operating margin	16.2%	11.6%

GAAP net loss attributable to common stockholders	$(31,858)	$(166,187)
GAAP net loss attributable to common stockholders as % of revenue	(2.9)%	(16.0)%
Non-GAAP adjustments:
Stock-based compensation	147,657	152,798
Amortization of acquired intangibles	28,184	50,190
Acquisition and divestiture related expenses	—	3,097
Loss on net assets held for sale	—	28,453
Payroll taxes related to stock-based compensation	3,510	2,155
Accretion of debt discount and issuance costs	407	391
Income tax benefit related to acquisitions	—	(208)
Provision of income tax effects related to non-GAAP adjustments	(36,726)	(27,490)
Charitable contributions	15,315	1,047
Share of losses of equity method investment	23,940	32,361
Restructuring costs	(310)	14,902
Impairment of long-lived assets	—	9,332
Non-GAAP net income attributable to common stockholders	$150,119	$100,841
Non-GAAP net income attributable to common stockholders as % of revenue	13.9%	9.7%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended June 30,
	2024	2023
GAAP net loss per share attributable to common stockholders, basic and diluted*	$(0.19)	$(0.91)
Non-GAAP adjustments:
Stock-based compensation	0.86	0.82
Amortization of acquired intangibles	0.16	0.27
Acquisition and divestiture related expenses	—	0.02
Loss on net assets held for sale	—	0.15
Payroll taxes related to stock-based compensation	0.02	0.01
Accretion of debt discount and issuance costs	—	—
Income tax benefit related to acquisitions	—	—
Provision of income tax effects related to non-GAAP adjustments	(0.21)	(0.15)
Charitable contributions	0.09	0.01
Share of losses of equity method investment	0.14	0.17
Restructuring costs	—	0.08
Impairment of long-lived assets	—	0.05
Other dilutive	—	0.02
Non-GAAP net income per share attributable to common stockholders, diluted	$0.87	$0.54

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic	170,222,104	183,490,982

Weighted Average Diluted Shares Outstanding	1,843,660	2,068,804

Non-GAAP weighted-average shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	172,065,764	185,559,786

* Some columns may not add due to rounding

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except percentages)
(Unaudited)

Three Months Ended June 30,
2024
GAAP Revenue	$1,082,502
Organic Revenue	$1,082,502
GAAP Revenue Y/Y Growth	4%
Organic Revenue Y/Y Growth	7%[1]

¹ Organic revenue for the three months ended June 30, 2023, when used as the denominator for Organic Revenue Growth for the three months ended June 30, 2024, excludes $24.8 million of divestiture revenue. Revenue for the three months ended June 30, 2023 was $1.04 billion.

Three Months Ended June 30,
2024
GAAP Communications Revenue	$1,007,302
Communications Organic Revenue	$1,007,302
GAAP Communications Revenue Y/Y Growth	4%
Communications Organic Revenue Y/Y Growth	7%[1]

¹ Communications organic revenue for the three months ended June 30, 2023, when used as the denominator for Communications Organic Revenue Growth for the three months ended June 30, 2024, excludes $24.8 million of divestiture revenue. Communications revenue for the three months ended June 30, 2023 was $964.5 million.

	Three Months Ended June 30,
	2024	2023
Free cash flow
Net cash provided by operating activities	$213,343	$83,646
Operating cash flow margin	20%	8%
Non-GAAP adjustments:
Capitalized software development costs	(14,681)	(10,215)
Purchases of long-lived and intangible assets	(1,085)	(1,503)
Free cash flow	$197,577	$71,928
Free cash flow margin	18%	7%

TWILIO INC.
Operating Results by Segment
(In thousands)
(Unaudited)

Three Months Ended June 30,
2024
Revenue:
Communications	$1,007,302
Segment	75,200
Total	$1,082,502
Non-GAAP income (loss) from operations:
Communications	$249,930
Segment	(15,815)
Corporate costs	(58,796)
Total	$175,319

Reconciliation of non-GAAP income from operations to loss from operations:
Total non-GAAP income from operations	$175,319
Stock-based compensation	(147,657)
Amortization of acquired intangibles	(28,184)
Payroll taxes related to stock-based compensation	(3,510)
Charitable contributions	(15,315)
Restructuring costs	310
Loss from operations	(19,037)
Other expenses, net	(7,206)
Loss before provision for income taxes	$(26,243)

CONTACT:
Investor Contact:
Bryan Vaniman
ir@Twilio.com

or

Media Contact:
Caitlin Epstein
press@Twilio.com